FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP ANNOUNCES STOCK REPURCHASE PROGRAM

FRESNO, CALIFORNIA…August 16, 2012… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), approved the adoption of a program to effect repurchases of the Company’s common stock.  Under the program, the Company may repurchase up to five percent of the Company’s outstanding shares of common stock, or approximately 479,850 shares based on the 9,597,066 shares outstanding as of August 15, 2012, for a period beginning on August 15, 2012, and ending February 15, 2013.  The shares will be repurchased in open market transactions through brokers, subject to availability. All such transactions will be structured to comply with SEC Rule 10b-18, and all shares repurchased will be retired.
“Our Board of Directors has determined the current best use for a portion of our excess capital is to purchase available shares from the market. Central Valley Community Bancorp continues to show profitability and exceeds the levels of a well capitalized bank, while our asset quality continues improve.  Our current market price and market capitalization is less than what our Board of Directors feels is a true reflection of the value of our stock and this repurchase of our stock should benefit our shareholders,” stated Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bancorp and Central Valley Community Bank.

Central Valley Community Bancorp trades on the NASDAQ-GS stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full

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service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.